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NEWS RELEASE                                       21062 Bake Parkway, Suite 200
                                                   Lake Forest, CA 92630
         CONTACT:                                  888-822-2660
                                                   Fax: (949) 597-0662
         Norris Battin

         The Cooper Companies, Inc.

         ir@coopercompanies.com

         FOR IMMEDIATE RELEASE


                COOPER COMPANIES COMMENTS ON CONTACT LENS REVENUE

                    Reiterates Guidance for Fiscal Year 2001

Lake Forest, Calif., July 20, 2001 - In response to investors' inquiries, the Cooper Companies, Inc., (NYSE: COO) said today that worldwide revenue for the second calendar quarter in its CooperVision contact lens unit rose 20 percent compared with the second calendar quarter of 2000. Revenue in the United States grew 12 percent while revenue outside the United States grew 36 percent.

CooperVision is a leading manufacturer of specialty contact lenses, especially toric lenses for astigmatism and cosmetic contact lenses that change the appearance of the color of the eye. Consistent with contact lens market dynamics over the past several years, the specialty category continues to show stronger growth than the commodity spherical lens category, which remains sluggish.

Cooper said that it continues to be comfortable with the revenue and earnings guidance given in its fiscal second quarter earnings release, expecting revenue to grow 15 to 18 percent over fiscal year 2000 with earnings per share in the range of $2.38 to $2.42. For its third fiscal quarter, Cooper remains comfortable with analysts' consensus estimates of revenue and earnings per share.

Cooper will release its earnings for the fiscal quarter ending July 31 on August 29.

Forward-Looking Statements

Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To






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identify forward-looking statements look for words like "believes," "expects,"
"may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2000. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.